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                                                                    EXHIBIT 11.1

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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                                                              THREE MONTHS                  NINE MONTHS
                                                           ENDED OCTOBER 31,             ENDED OCTOBER 31,
                                                      ----------------------------  ----------------------------
                                                          1997           1996           1997           1996
                                                      -------------  -------------  -------------  -------------
Primary:
  Net income........................................  $   5,706,667  $   4,376,851  $  19,772,616  $  13,293,346
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
  Weighted average number of common shares
    outstanding during the period...................     16,258,722     15,816,150     16,068,965     15,771,984
  Add common equivalent shares relating to
    outstanding options to purchase common stock
    using the treasury stock method.................      1,485,915        548,850      1,100,969        444,942
                                                      -------------  -------------  -------------  -------------
      Weighted average number of common and common
        equivalent shares outstanding...............     17,744,637     16,365,000     17,169,934     16,216,926
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Primary income per common and common equivalent
  shares outstanding................................           $.32           $.27          $1.15           $.82
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

Fully diluted:
  Net income........................................  $   5,706,667  $   4,376,851  $  19,772,616  $  13,293,346
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
  Weighted average number of common shares
    outstanding during the period...................     16,258,722     15,816,150     16,068,965     15,771,984
  Add common equivalent shares relating to
    outstanding options to purchase common stock
    using, the treasury stock method................      1,536,525        639,278      1,200,335        594,872
                                                      -------------  -------------  -------------  -------------
      Weighted average number of common and common
        equivalent shares outstanding...............     17,795,247     16,455,428     17,269,300     16,366,856
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Fully diluted income per common and common
  equivalent shares outstanding.....................           $.32           $.27          $1.14           $.81
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
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